UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2012

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, First Place Financial Corp. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Louis J. Dunham, age 58, as Chief Executive Officer of First Place Bank, the Company’s wholly-owned subsidiary (the “Bank”). The appointment is effective as of June 27, 2012 on an interim basis subject to the final non-objection from the Office of the Comptroller of the Currency, the Bank’s primary regulator.

With 38 years of banking experience, Mr. Dunham has served as chief executive officer of several financial institutions, including Mutual Bank in Illinois, American Home Bank of Chicago and Ameribank in Florida. He has also served in other positions including chief credit officer and chief risk officer during his banking career. Most recently, Dunham specialized in providing consultation services to banks through his company, CAMELSolutions of Lakeville, Pa. There are no family relationships between Mr. Dunham and any of the Company’s or the Bank’s other executive officers or directors. Mr. Dunham has not been a party to any transaction with the Company or the Bank in which he had a direct or indirect material interest.

Subject to the non-objection of the Board of Governors of the Federal Reserve System, the Company’s primary regulator, Mr. Dunham will also be appointed as the President and Chief Executive Officer of the Company.

The Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated June 25, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 25, 2012	By:	/s/ Norman J. Malek
Norman J. Malek Treasurer

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